EXHIBIT 11

CALCULATION OF EARNINGS PER COMMON SHARE
FOR THE YEAR ENDED MAY 31, 1996

                                                          Primary          Fully Diluted
                                                   ----------------------------------------
CSE's:
  Common Stock                                               4,079,530           4,079,530
  Series 2 Preferred (CSE)                                     970,450             970,450
  Debentures (non-CSE):
    # bonds                                                        189                 189
    x conversion rate                                              200                 200
                                                   ----------------------------------------
    # shares under bonds outstanding                            37,800              37,800
    x exercise price                                                 5                   5
                                                   ----------------------------------------
    = cash generated                                           189,000             189,000
Market price of common stock:
      Average                                                    $0.90
      Closing                                                                      $0.6875

 # treasury shares that could be repurchased                   210,073             274,909
                                                   ----------------------------------------
Incremental # shares                                                 0                   0

  Warrants & options:
     # options & warrants outstanding                        5,380,763           5,380,763
      x exercise price = cash generated                      2,413,218           2,413,218
Market price of common stock:
      Average                                                    $0.90
      Closing                                                                      $0.6875

 # treasury shares that could be repurchased                 2,682,285           3,510,136
                                                   ----------------------------------------
Incremental # shares                                                 0                   0
                                                   ----------------------------------------
Total CSE                                                    4,079,530           4,079,530
                                                   ========================================
Debentures "if converted"                                                           37,800
                                                                          =================

EARNINGS PER SHARE:
    Net income                                               (124,859)           (124,859)
    Subtract:  preferred stock dividends                       349,162             349,162
                                                   --------------------
    Add:  interest expense on non-CSE debt                                           8,978
                                                   ----------------------------------------
                                                             (474,021)           (465,044)
    Divided by #CSEs + non-CSE debt                          4,079,530           4,117,330
                                                   ----------------------------------------
        EPS                                                     (0.12)              (0.11)
                                                   ========================================

    Net income                                               (124,859)           (124,859)
    Add:  interest expense on non-CSE debt                                           8,978
                                                   ----------------------------------------
                                                             (124,859)           (115,882)
    Divided by #CSEs + non-CSE debt                          5,049,980           5,087,780
                                                   ----------------------------------------
        EPS                                                     (0.02)              (0.02)
                                                   ========================================

(Preferred Stock is anti-dilutive so it is not included in EPS.) (Warrants and options are anti-dilutive and are not included in EPS.) (Debt is determined to be non-CSE due to the interest rate test.)